UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2020

ANIXA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                     Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On August 13, 2020, Anixa Biosciences, Inc. (the “Company”) completed its 2020 annual meeting of stockholders (the “Annual Meeting”). The number of shares of stock entitled to vote at the Annual Meeting was 23,521,336 shares of common stock (the “Voting Stock”). The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 17,491,948 shares. At the Annual Meeting, the Company’s stockholders (i) re-elected Dr. Amit Kumar, Dr. Arnold Baskies, David Cavalier, Emily Gottschalk, Dr. John Monahan, and Lewis H. Titterton, Jr. as directors, (ii) approved, on a non-binding, advisory basis, the Company’s executive compensation, (iii) ratified the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020 and (iv) approved an amendment to Article FOURTH of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 48,000,000 to 100,000,000. The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of directors

Dr. Amit Kumar, Dr. Arnold Baskies, David Cavalier, Emily Gottschalk, Dr. John Monahan and Lewis H. Titterton, Jr. were elected to serve until the 2021 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Dr. Amit Kumar	8,113,395	206,081	9,172,472
Dr. Arnold Baskies	8,242,514	76,962	9,172,472
David Cavalier	8,242,651	76,825	9,172,472
Emily Gottschalk	8,249,455	70,021	9,172,472
Dr. John Monahan	8,242,474	77,002	9,172,472
Lewis H. Titterton, Jr.	8,246,516	72,960	9,172,472

Proposal No. 2 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,642,807	558,359	118,310	9,172,472

Proposal No. 3 – Ratification of the appointment of independent registered public accounting firm

The appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
17,446,149	30,586	15,213	0

Proposal No. 4 – Increase of authorized shares of common stock

The amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of common stock from 48,000,000 to 100,000,000 was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
13,589,302	3,725,832	176,814	0

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On August 14, 2020, following receipt of stockholder approval at the Annual Meeting, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 48,000,000 to 100,000,000, effective August 17, 2020.The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.  All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

            Attached as Exhibit 99.1 to this Current Report is the form of presentation of the Company which was used by management at its Annual Meeting. This presentation may be used by the Company in the future at meetings with investors, analysts or others, in whole or in part and possibly with modifications from time to time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.             Description

3.1                   Certificate of Amendment

99.1                 Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2020
ANIXA BIOSCIENCES, INC.

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

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